SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 13, 2018, the Company’s Board of Directors appointed Tad Mailander as a director. There is no arrangement or understanding between Mr. Mailander and any other persons, pursuant to which Mr. Mailander was selected as a director. Since the beginning of the Company’s last fiscal year, Mr. Mailander has not been a party to any transaction with the Company wherein he would have a direct or indirect material interest in an amount exceeding $120,000.00. Mr. Mailander is not expected to be named on any existing or proposed board committee. Consistent with the Company’s 2018 directorial compensation policy, Mr. Mailander will receive no compensation for his participation on the Board of Directors for 2018. Mr. Mailander is a principal of Mailander Law Office, Inc., the Company’s legal counsel.

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws.

On March 13, 2018, the Company’s Board of Directors met in a Special Meeting pursuant to Sections 3.10 and 3.16 of the Company’s By-Laws. The purpose of the meeting was to entertain a proposal to amend the Company’s By- Laws pursuant to the Company’s Articles of Incorporation, current by laws and the General Corporation Law of the State of Delaware.

The Board met and considered amending the Company’s By-Laws in order to update the by-laws with current Delaware law. The Board received and considered amended By-Laws and adopted them by unanimous written consent.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number Description

EX – 3(ii) By Laws, As Amended, March 13, 2018

EX—99.1 Unanimous Written Consent of Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 13, 2018

AMERICAN CANNABIS COMPANY, INC.

Registrant

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer